TO BUSINESS EDITOR:

Autodesk Reports Record Revenues of $538 Million

Introduces 13 to 15 Percent Revenue Growth Guidance for Fiscal 2009

SAN RAFAEL, Calif., Nov. 15 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported record revenues of $538 million for the third quarter of fiscal 2008, an increase of 18 percent over the third quarter of fiscal 2007. Third quarter net income was $85 million, or $0.35 per diluted share, on a GAAP basis and $117 million, or $0.49 per diluted share, on a non-GAAP basis. Net income in the third quarter of the prior year was $58 million, or $0.24 per diluted share on a GAAP basis, and $86 million, or $0.35 per diluted share on a non-GAAP basis. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

"Strong execution delivered yet another quarter of record revenue," said Carl Bass, Autodesk president and CEO. "Our success is ongoing because Autodesk solutions enable our customers to address important secular trends such as globalization, the need for new and improved infrastructure and the emergence of building information modeling as a new paradigm. These trends will continue to drive customers to rapidly adopt our industry leading solutions."

Operational Highlights

Autodesk's performance in the third quarter of fiscal 2008 was driven by strong increases in revenue from its model-based 3D and 2D vertical design products, revenue in the emerging economies, and revenue from new seats.

Combined revenues from the Company's model-based 3D products, Inventor, Revit, Civil 3D and it's newly acquired NavisWorks software increased 32 percent over the third quarter of fiscal 2007 to $130 million and comprised 24 percent of total revenues. Autodesk shipped over 21,400 commercial seats of Revit, over 13,400 commercial seats of Inventor and nearly 8,200 commercial seats of Civil 3D. In addition, revenues from 2D vertical products increased 22 percent compared to the third quarter of fiscal 2007.

Once again, emerging economies contributed robust growth in revenues. Revenues from the emerging economies in Asia Pacific, Eastern Europe, the Middle East and Latin America increased 31 percent over the third quarter of fiscal 2007 to $92 million and represented 17 percent of total revenues.

Revenues from new seats increased by 20 percent compared to the third quarter of fiscal 2007. Revenues from new seats of Revit, AutoCAD Architecture and AutoCAD Mechanical were particularly strong, increasing 49 percent, 44 percent and 39 percent, respectively, compared to the third quarter of last year.

Upgrade revenue and maintenance revenue from subscriptions combined increased 15 percent over the third quarter of fiscal 2007 to $186 million. Maintenance revenue from subscriptions increased 29 percent compared to the third quarter of fiscal 2007 to $143 million, or 26 percent of revenue. Deferred maintenance revenue from subscriptions increased $10 million sequentially and $101 million compared to the third quarter of fiscal 2007. Total upgrade revenues decreased 16 percent compared to the third quarter of fiscal 2007, as expected.

OTHER FINANCIAL HIGHLIGHTS FROM THE QUARTER ENDED OCTOBER 31, 2007

•	Cash, cash equivalents and marketable securities were $873 million.

•
Total backlog increased $8 million sequentially to $441 million. Deferred maintenance revenues from subscription increased $10 million sequentially to $366 million. Unshipped product orders decreased $4 million sequentially to $17 million.

•	Channel inventory remained below three weeks.

•	Days sales outstanding, or DSO, was 51 days.

•	Cash from operating activities was $161 million.

•	$77 million was received from employees for the issuance of 4.1 million shares under employee stock plans during the quarter.

•	$138 million was used to repurchase 3.0 million shares under the company's previously existing share repurchase plan. 6.2 million shares remain under the existing share repurchase authorization.

•
There were approximately 230 million total shares outstanding, 240 million diluted GAAP basis shares outstanding and 241 million diluted non-GAAP basis shares outstanding in the third quarter. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

•	Revenues in the Americas increased 12 percent over the third quarter of fiscal 2007 to $218 million.

•	Revenues in EMEA increased 27 percent over the third quarter of fiscal 2007 to $203 million.

•	Revenues in Asia Pacific increased 14 percent over the third quarter of fiscal 2007 to $118 million.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

Fourth Quarter Fiscal 2008

Net revenues for the fourth quarter are expected to be between $575 million and $585 million. GAAP earnings per diluted share are expected to be in the range of $0.42 and $0.44. Non-GAAP earnings per diluted share are expected to be in the range of $0.52 and $0.54 and exclude $0.08 related to stock-based compensation expense and $0.02 for the amortization of acquisition related intangibles.

Full Year Fiscal 2008

For fiscal year 2008, net revenues are expected to be between $2.148 billion and $2.158 billion. Full year GAAP earnings per diluted share are expected to be in the range of $1.50 and $1.52. Non-GAAP earnings per diluted share are expected to be in the range of $1.89 and $1.91 and exclude $0.28 related to stock-based compensation expense, $0.06 for the amortization of acquisition related intangibles, $0.03 reimbursement to employees for tax issues arising from the voluntary stock option review, $0.01 for an investment impairment and $0.01 for in-process research and development.

First Quarter Fiscal 2009

Net revenues for the first quarter of fiscal 2009 are expected to be in the range of $575 million and $585 million. GAAP earnings per diluted share are expected to be in the range of $0.42 and $0.44. Non-GAAP earnings per diluted share are expected to be in the range of $0.50 and $0.52 and exclude $0.06 related to stock-based compensation expense and $0.02 for the amortization of acquisition related intangibles.

Full Year Fiscal 2009

For fiscal year 2009, net revenues are expected to be between $2.425 billion and $2.475 billion. Full year GAAP earnings per diluted share are expected to be in the range of $1.84 and $1.90. Non-GAAP earnings per diluted share are expected to be in the range of $2.20 and $2.26 and exclude $0.28 related to stock-based compensation expense and $0.08 for the amortization of acquisition related intangibles.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding anticipated market trends and other statements regarding our expected performance and results. Other factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, difficulties encountered in integrating new or acquired businesses and technologies, fluctuation in foreign currency exchange rates, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance or subscription revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, the financial and business condition of our reseller and distribution channels, interruptions or terminations in the business of the Company's consultants or third party developers, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in the Company's reports on Form 10-K for the year ended January 31, 2007 and Form 10-Q for the quarter ended July 31, 2007 which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. EST. The live announcement may be accessed at http://www.autodesk.com/investors or by dialing 866-700-0133 or 617-213-8831 (passcode: 99767233). An audio webcast or podcast of the call will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EST by dialing 888-286-8010 or 617-801-6888 (passcode: 80971692).

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, Autodesk, Civil 3D, Inventor, Revit, and NavisWorks are either registered trademarks or trademarks of Autodesk, Inc., in the US and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Investors:	Sue Pirri, sue.pirri@autodesk.com, 415-507-6467 Katie Blanchard, katherine.blanchard@autodesk.com, 415-507-6034 John Clancy, john.clancy@autodesk.com, 415-507-6373

Press:	Pam Pollace, pam.pollace@autodesk.com, 415-547-2441 Caroline Kawashima, caroline.kawashima@autodesk.com, 415-547-2498

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
Net revenues:
License and other	$395.8	$346.3	$1,172.6	$1,041.2

Maintenance	142.6	110.5	400.2	301.2

Total net revenues	538.4	456.8	1,572.8	1,342.4

Cost of license and other revenues	49.7	54.5	149.8	155.6

Cost of maintenance revenues	1.9	1.8	6.3	6.4

Total cost of revenues	51.6	56.3	156.1	162.0

Gross margin	486.8	400.5	1,416.7	1,180.4

Operating Expenses:

Marketing and sales	208.9	177.1	600.1	515.0

Research and development	123.2	108.9	352.9	306.3

General and administrative	49.1	45.9	142.2	129.1

Total operating expenses	381.2	331.9	1,095.2	950.4

Income from operations	105.6	68.6	321.5	230.0

Interest and other income, net	4.4	6.0	17.6	12.3

Income before income taxes	110.0	74.6	339.1	242.3

Provision for income taxes	(25.2)	(16.6)	(79.4)	(49.0)

Net income	$84.8	$58.0	$259.7	$193.3

Basic net income per share	$0.37	$0.25	$1.13	$0.84

Diluted net income per share	$0.35	$0.24	$1.07	$0.80

Shares used in computing basic net income per share	229.4	230.9	230.3	230.6

Shares used in computing diluted net income per share	239.9	242.0	242.5	243.1

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2007	2007
	(Unaudited)	(Unaudited)
ASSETS:

Current assets:
Cash and cash equivalents	$828.3	$665.9
Marketable securities	44.3	112.0
Accounts receivable, net	299.2	301.3
Deferred income taxes	99.8	78.1
Prepaid expenses and other current assets	48.7	32.4
Total current assets	1,320.3	1,189.7

Computer equipment, software, furniture and leasehold improvements, net	68.7	65.6
Purchased technologies, net	60.0	51.3
Goodwill	390.8	355.3
Deferred income taxes, net	69.3	59.8
Other assets	81.9	75.8
	$1,991.0	$1,797.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$77.2	$61.0
Accrued compensation	121.7	120.7
Accrued income taxes	2.0	23.6
Deferred revenues	343.9	311.4
Other accrued liabilities	63.3	57.5
Total current liabilities	608.1	574.2

Deferred revenues	80.0	67.4
Long term income taxes payable	77.1	-
Other liabilities	47.0	40.9

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	987.9	908.3
Accumulated other comprehensive income (loss)	11.8	(3.6)
Retained earnings	179.1	210.3
Total stockholders' equity	1,178.8	1,115.0
	$1,991.0	$1,797.5

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	October 31,
	2007	2006
	(Unaudited)
Operating Activities
Net income	$259.7	$193.3
Adjustments to reconcile net income to net cash provided by operating activities:
Charge for acquired in-process research and development	3.6	-
Depreciation and amortization	44.1	39.2
Stock-based compensation expense	73.1	76.0
Tax benefits from employee stock plans	-	4.5
Restructuring related charges, net	-	1.1
Changes in operating assets and liabilities, net of business combinations	109.0	71.7
Net cash provided by operating activities	489.5	385.8

Investing Activities
Purchases of available-for-sale marketable securities	(727.9)	(315.5)
Sales and maturities of available-for-sale marketable securities	795.5	325.2
Business combinations, net of cash acquired	(66.0)	(52.5)
Acquisition of equity investment	-	(12.5)
Capital and other expenditures	(29.1)	(25.4)
Other investing activities	-	2.3
Net cash used in investing activities	(27.5)	(78.4)

Financing activities
Proceeds from issuance of common stock, net of issuance costs	160.7	74.1
Repurchases of common stock	(463.5)	(154.4)
Net cash used in financing activities	(302.8)	(80.3)

Effect of exchange rate changes on cash and cash equivalents	3.2	0.6

Net increase in cash and cash equivalents	162.4	227.7
Cash and cash equivalents at beginning of year	665.9	287.2
Cash and cash equivalents at end of period	$828.3	$514.9

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions)

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenues	$49.7	$54.5	$149.8	$155.6
SFAS 123R stock-based compensation expense	(2.1)	(1.9)	(3.8)	(4.1)
Employee tax reimbursements related to stock option review	-	-	(1.1)	-
Amortization of developed technology	(3.1)	(1.7)	(7.3)	(4.9)
Non-GAAP cost of license and other revenues	$44.5	$50.9	$137.6	$146.6

GAAP gross margin	$486.8	$400.5	$1,416.7	$1,180.4
SFAS 123R stock-based compensation expense	2.1	1.9	3.8	4.1
Employee tax reimbursements related to stock option review	-	-	1.1	-
Amortization of developed technology	3.1	1.7	7.3	4.9
Non-GAAP gross margin	$492.0	$404.1	$1,428.9	$1,189.4

GAAP marketing and sales	$208.9	$177.1	$600.1	$515.0
SFAS 123R stock-based compensation expense	(16.2)	(15.3)	(31.3)	(34.0)
Employee tax reimbursements related to stock option review	-	-	(4.8)	-
Non-GAAP marketing and sales	$192.7	$161.8	$564.0	$481.0

GAAP research and development	$123.2	$108.9	$352.9	$306.3
SFAS 123R stock-based compensation expense	(12.6)	(11.1)	(23.9)	(25.0)
Employee tax reimbursements related to stock option review	-	-	(4.4)	-
In-process research and development	(2.5)	-	(3.6)	-
Non-GAAP research and development	$108.1	$97.8	$321.0	$281.3

GAAP general and administrative	$49.1	$45.9	$142.2	$129.1
SFAS 123R stock-based compensation expense	(6.4)	(5.9)	(14.1)	(12.9)
Employee tax reimbursements related to stock option review	-	-	(1.7)	-
Litigation accrual	-	-	-	(5.0)
Amortization of customer relationships and trademarks	(2.3)	(1.9)	(6.2)	(5.9)
Non-GAAP general and administrative	$40.4	$38.1	$120.2	$105.3

GAAP operating expenses	$381.2	$331.9	$1,095.2	$950.4
SFAS 123R stock-based compensation expense	(35.2)	(32.3)	(69.3)	(71.9)
Employee tax reimbursements related to stock option review	-	-	(10.9)	-
Litigation accrual	-	-	-	(5.0)
Amortization of customer relationships and trademarks	(2.3)	(1.9)	(6.2)	(5.9)
In-process research and development	(2.5)	-	(3.6)	-
Non-GAAP operating expenses	$341.2	$297.7	$1,005.2	$867.6

GAAP income from operations	$105.6	$68.6	$321.5	$230.0
SFAS 123R stock-based compensation expense	37.3	34.2	73.1	76.0
Employee tax reimbursements related to stock option review	-	-	12.0	-
Litigation accrual	-	-	-	5.0
Amortization of developed technology	3.1	1.7	7.3	4.9
Amortization of customer relationships and trademarks	2.3	1.9	6.2	5.9
In-process research and development	2.5	-	3.6	-
Non-GAAP income from operations	$150.8	$106.4	$423.7	$321.8

GAAP interest and other income, net	$4.4	$6.0	$17.6	$12.3
Investment impairment	4.0	-	4.0	-
Non-GAAP interest and other income, net	$8.4	$6.0	$21.6	$12.3

GAAP provision for income taxes	$(25.2)	$(16.6)	$(79.4)	$(49.0)
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(16.9)	(9.5)	(33.6)	(23.1)
Non-GAAP provision for income taxes	$(42.1)	$(26.1)	$(113.0)	$(72.1)

GAAP net income	$84.8	$58.0	$259.7	$193.3
SFAS 123R stock-based compensation expense	37.3	34.2	73.1	76.0
Employee tax reimbursements related to stock option review	-	-	12.0	-
Investment impairment	4.0	-	4.0	-
Litigation accrual	-	-	-	5.0
Amortization of developed technology	3.1	1.7	7.3	4.9
Amortization of customer relationships and trademarks	2.3	1.9	6.2	5.9
In-process research and development	2.5	-	3.6	-

Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(16.9)	(9.5)	(33.6)	(23.1)
Non-GAAP net income	$117.1	$86.3	$332.3	$262.0

GAAP diluted net income per share	$0.35	$0.24	$1.07	$0.80
SFAS 123R stock-based compensation expense	0.16	0.14	0.30	0.31
Employee tax reimbursements related to stock option review	-	-	0.05	-
Investment impairment	0.02	-	0.02	-
Litigation accrual	-	-	-	0.02
Amortization of developed technology	0.01	0.01	0.03	0.02
Amortization of customer relationships and trademarks	0.01	0.01	0.02	0.02
In-process research and development	0.01	-	0.01	-
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.07)	(0.05)	(0.14)	(0.10)
Non-GAAP diluted net income per share	$0.49	$0.35	$1.36	$1.07

GAAP diluted shares used in per share calculation	239,908	242,029	242,455	243,003
Impact of SFAS 123R on diluted shares	1,328	1,286	1,312	1,666
Non-GAAP diluted shares used in per share calculation	241,236	243,315	243,767	244,669

Autodesk, Inc.
Non-GAAP Results Disclosure
(In millions)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.

For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Autodesk, Inc.
Other Supplemental Financial Information
Fiscal Year 2008

	QTR 1	QTR 2	QTR 3	QTR4	YTD 2008
Financial Statistics (in millions):
Total net revenues	$508	$526	$538		$1,573
License and other revenues	$383	$394	$396		$1,173
Maintenance revenues	$125	$132	$143		$400

Gross Margin - GAAP	90%	90%	90%		90%
Gross Margin - Non-GAAP	90%	91%	91%		91%

GAAP Operating Expenses	$355	$359	$381		$1,095
GAAP Operating Margin	20%	22%	20%		20%
GAAP Net Income	$83	$92	$85		$260
GAAP Diluted Net Income Per Share	$0.34	$0.38	$0.35		$1.07

Non-GAAP Operating Expenses (1)(2)	$328	$336	$341		$1,005
Non-GAAP Operating Margin (1)(3)	26%	27%	28%		27%
Non-GAAP Net Income (1)(4)	$107	$108	$117		$332
Non-GAAP Diluted Net Income Per Share (1)(5)	$0.44	$0.44	$0.49		$1.36

Total Cash and Marketable Securities	$964	$827	$873		$873
Days Sales Outstanding	47	48	51		51
Capital Expenditures	$7	$11	$11		$29
Cash from Operations	$192	$136	$161		$489
GAAP Depreciation and Amortization	$14	$15	$15		$44

Revenue by Geography (in millions):
Americas	$185	$195	$218		$598
Europe	$206	$204	$203		$613
Asia/Pacific	$117	$127	$118		$362

Revenue by Division (in millions):
Design Solutions Segment	$445	$459	$468		$1,372
Platform Solutions and Emerging Business Division	$251	$241	$242		$734
Architecture, Engineering and Construction Division	$100	$119	$124		$343
Manufacturing Solutions Division	$94	$99	$102		$295
Media and Entertainment Segment	$59	$62	$67		$188
Other	$4	$5	$4		$13

Other Revenue Statistics:
% of Total Rev from AutoCAD, AutoCAD upgrades and AutoCAD LT	43%	38%	37%		39%
% of Total Rev from 3D design products	21%	23%	24%		23%
% of Total Rev from Emerging Economies	14%	15%	17%		16%
Upgrade Revenue (in millions)	$71	$46	$43		$160

Deferred Maintenance Revenue (in millions):
Deferred Maintenance Revenue Balance	$343	$356	$366		$366

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):
FX Impact on Total Net Revenues	$19	$12	$16		$47
FX Impact on Total Operating Expenses	$(5)	$(5)	$(5)		$(15)
FX Impact on Total Net Income	$14	$7	$11		$32

Operating Income (Loss) by Segment (in millions):
Design Solutions	$190	$198	$207		$595
Media and Entertainment	$21	$22	$24		$67
Unallocated amounts	$(109)	$(106)	$(125)		$(340)

Common Stock Statistics:
GAAP Shares Outstanding	231,166,000	229,331,000	230,416,000		230,416,000
GAAP Fully Diluted Shares Outstanding	243,848,000	242,986,000	239,908,000		242,455,000
Shares Repurchased	-	7,062,000	3,001,000		10,063,000

Installed Base Statistics:
Total AutoCAD based Installed Base	4,162,000	4,213,000	4,268,000		4,268,000
Total Inventor Installed Base	699,000	722,000	747,000		747,000
Total Subscription Installed Base	1,295,000	1,329,000	1,387,000		1,387,000

Fiscal Year 2008	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2008

(1)
To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenues, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

(2)	GAAP Operating Expenses	$355	$359	$381	$1,095
	Stock-based compensation expense	(14)	(20)	(35)	(69)
	Tax impact of stock option review	(11)	-	-	(11)
	Amortization of customer relationships and trademarks	(2)	(2)	(2)	(6)
	In-process research and development	-	(1)	(3)	(4)
	Non-GAAP Operating Expenses	$328	$336	$341	$1,005

(3)	GAAP Operating Margin	20%	22%	20%	20%
	Stock-based compensation expense	3%	4%	7%	5%
	Tax impact of stock option review	2%	0%	0%	1%
	Amortization of developed technology	1%	0%	1%	1%
	Amortization of customer relationships and trademarks	0%	1%	0%	0%
	In-process research and development	0%	0%	1%	0%
	Non-GAAP Operating Margin	26%	27%	28%	27%

(4)	GAAP Net Income	$83	$92	$85	$260
	Stock-based compensation expense	15	21	37	73
	Tax impact of stock option review	12	-	-	12
	Investment impairment	-	-	4	4
	Amortization of developed technology	2	2	3	7
	Amortization of customer relationships and trademarks	2	2	2	6
	In-process research and development	-	1	3	4
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(7)	(10)	(17)	(34)
	Non-GAAP Net Income	$107	$108	$117	$332

(5)	GAAP Diluted Net Income Per Share	$0.34	$0.38	$0.35	$1.07
	Stock-based compensation expense	0.06	0.09	0.16	0.30
	Tax impact of stock option review	0.05	-	-	0.05
	Investment impairment	-	-	0.02	0.02
	Amortization of developed technology	0.01	0.01	0.01	0.03
	Amortization of customer relationships and trademarks	0.01	-	0.01	0.02
	In-process research and development	-	-	0.01	0.01
	Income tax effect on difference between GAAP and non-GAAP total costs and expenses at the normalized rate	(0.03)	(0.04)	(0.07)	(0.14)
	Non-GAAP Diluted Net Income Per Share	$0.44	$0.44	$0.49	$1.36

SOURCE     Autodesk, Inc.
-0-                                                                                                      11/15/2007
/CONTACT: Investors, Sue Pirri, +1-415-507-6467, sue.pirri@autodesk.com, or Katie Blanchard, +1-415-507-6034, katherine.blanchard@autodesk.com, or John Clancy, +1-415-507-6373, john.clancy@autodesk.com, or Press, Pam Pollace,
+1-415-547-2441, pam.pollace@autodesk.com, or Caroline Kawashima,
+1-415-547-2498, caroline.kawashima@autodesk.com, all of Autodesk, Inc./

/First Call Analyst: /
/FCMN Contact: /
/Web site: http://www.autodesk.com/
(ADSK)